Exhibit 99.1

 MACY'S, INC.

Contacts:
                  Media - Jim Sluzewski
                                  513/579-7764

                                                                                                                  Investor - Susan Robinson
                                                                                                                              513/579-7780

FOR IMMEDIATE RELEASE

MACY'S LAUNCHES NEW INITIATIVES TO DRIVE SALES, EARNINGS
Company to Strengthen Market Localization and Enhance Customer Service While Consolidating Three Divisions

    CINCINNATI, Ohio, February 6, 2008 - Macy's, Inc. today announced new initiatives to strengthen local market focus and enhance selling service which, in combination with the consolidation of three Macy's divisions, is expected to enable the company to both accelerate same-store sales growth and reduce expense.

    (Editor's Note: Macy's, Inc. this afternoon also issued a separate news release reporting January 2008 sales.)

    "Improving sales and earnings performance requires innovation in engaging our customer more effectively in every store, as well as reducing total costs," said Terry J. Lundgren, Macy's, Inc. chairman, president and chief executive officer. "We believe the right answer is to reallocate our resources to place more emphasis and talent at the local market level to differentiate Macy's stores, serve customers and drive business.

    "In essence, we plan to drive sales growth by improving our knowledge at the local level and then acting quickly on that knowledge. These moves will benefit our customers as well as our shareholders," Lundgren added. "In addition, we believe our new strategies will speed up decision making and simplify the process of working with our vendors."

Localization Initiatives

            Called "My Macy's," a localization initiative was developed over the past year based on customer research, as well as input from Macy's store managers, senior division executives, merchandise vendors and industry experts. Its goal is to accelerate sales growth in existing locations by ensuring that core customers surrounding each Macy's store find merchandise assortments, size ranges, marketing programs and shopping experiences that are custom-tailored to their needs.

            To maximize the results from My Macy's, the company is taking action in certain markets that will:

-         Concentrate more management talent in local markets, effectively reducing the "span of control" over local stores;

-         Create new positions in the field to work with division central planning and buying executives in helping to understand and act on the merchandise needs of local customers;

-         Empower locally-based executives to make more and better decisions.

This new structure will be adopted for those geographic markets that have been a part of Macy's North, Macy's Midwest and Macy's Northwest as they are consolidated into Macy's East, Macy's South and Macy's West, respectively (see next section for description of consolidations).

Macy's locations in these markets will be grouped into 20 newly formed districts of about 10 stores (compared with an average of 16 to 18 currently overseen by each regional manger). Districts will be based in cities including Chicago, Cincinnati, Cleveland, Columbus, Detroit, Indianapolis, Kansas City, Minneapolis, Pittsburgh, Portland, O R, St. Louis, Salt Lake City and Seattle. Each new district will have a manager and a small staff of store merchandisers and planners. These districts will report into their divisions through new regional offices being established in Chicago, Cincinnati, St. Louis and Seattle.

District-based executives will be empowered to make more local decisions about space allocation, service levels and visual merchandising, which the company believes will enhance execution. Additionally, district-based planners will provide market-specific intelligence to division planning offices. More resources also will be provided to local markets for special events and to enhance customer service.

A total of approximately 250 new district and region positions will be based in those local markets adopting the new model. This will roughly double the number of management positions in the field in these markets.

Merchandise localization will be supported by a series of new systems and technology being rolled out in 2008 to all Macy's divisions (including Macy's Florida) to facilitate more detailed store-level execution and assortment planning. In part, this will allow merchants to more accurately assort each Macy's store with items, brands, garment sizes and colors preferred by customers who shop that specific location.

Division Organization Consolidations

Effective immediately, the company will begin consolidating its Minneapolis-based Macy's North organization into New York-based Macy's East, its St. Louis-based Macy's Midwest organization into Atlanta-based Macy's South and its Seattle-based Macy's Northwest organization into San Francisco-based Macy's West. The Atlanta-based division will be renamed Macy's Central. All current store locations will remain in place.

    The consolidation of divisional central office organizations, expected to be completed in the second quarter of 2008, will affect approximately 950 positions at the Macy's North headquarters offices in Minneapolis, 850 positions at the Macy's Midwest headquarters offices in St. Louis, and 750 positions at the Macy's Northwest headquarters offices in Seattle. Executives currently in the Macy's North, Macy's Midwest and Macy's Northwest central organizations will be considered for positions in the new local market organization or for open positions elsewhere in the company. Employees laid off in this process will be provided severance benefits and outplacement assistance.

The company's Miami-based Macy's Florida and New-York based Bloomingdale's divisions are not affected by today's announcement.

Financial Aspects

The savings from the divisional consolidation process, net of the amount invested in localization initiatives and increased store staffing levels, are expected to reduce Macy's, Inc. SG&A expense by approximately $100 million, beginning in 2009. The partial-year reduction in SG&A for 2008 is estimated at approximately $60 million.

Macy's, Inc. will take one-time pre-tax charges of approximately $150 million in 2008 for expenses related to the division consolidations. This will include relocation assistance for executives being assigned, as well as severance and outplacement assistance for displaced employees. In addition, there will be a slight negative impact on gross margin in the spring season as inventories in the consolidated divisions are aligned.

2008 Guidance

            In fiscal 2008, Macy's, Inc. is assuming a continued challenging economic environment through most of the year with some modest improvement expected by the fourth quarter. Given the uncertain macroeconomic environment, the company's range for same-store sales guidance for 2008 is wider than usual: down 1.0 percent to up 1.5 percent.

            Including this sales assumption and impact of the division consolidations, Macy's, Inc. is assuming earnings per share on a diluted basis of $1.85 to $2.15, excluding one-time costs, for fiscal 2008. Effective with 2008, the company has decided to no longer provide quarterly sales or earnings guidance.

            While the company still expects to reach its goal of increasing EBITDA as a percentage of sales to the historic peak range of 14 percent to 15 percent, management does not believe it will do so in the 2008-2009 time period because of the impact of lower-than-expected sales growth in 2007 and 2008 due in large part to the macroeconomic environment.

            The company is budgeting capital expenditures of approximately $1.1 billion in 2008. Macy's, Inc. expects to continue to buy back its stock in 2008, depending on market conditions.

Division Principal Changes

As part of the transition process, Jeffrey Gennette, currently chairman and chief executive officer of Macy's Northwest, will relocate to San Francisco as chairman and chief executive officer of Macy's West. He will succeed Robert L. Mettler, who has agreed to postpone his planned July retirement and will remain with Macy's, Inc. as president for special projects, reporting to Vice Chair Susan D. Kronick. In this position, Mettler will focus initially on strategic development of the company's cosmetics business.

Gennette will lead the Macy's West principal team that will continue to include Daniel H. Edelman, president and chief operating officer, and Rudolph J. Borneo, vice chairman and director of stores. The new Macy's West division will incorporate 257 Macy's stores in 13 western states and Guam, with 2007 sales of approximately $7.0 billion.

Robert B. Harrison, currently Macy's Northwest president and chief operating officer, will remain in Seattle to supervise the transition and later will be reassigned to a senior position within the company.

At Macy's North, Frank J. Guzzetta, chairman and chief executive officer, and Robert M. Soroka, president and chief operating officer, both will retire as they had previously planned in spring 2008. Amy Hanson, Macy's North vice chairman and director of stores, will remain in Minneapolis to supervise the transition and later will be reassigned to a senior position within the company.

Following the consolidation, Macy's East will continue to be led by Ronald Klein, chairman and chief executive officer, and Mark S. Cosby, president and chief operating officer. The consolidated Macy's East division will incorporate 252 stores in 20 eastern and midwestern states and Washington, D.C. with 2007 sales of approximately $9.0 billion.

William P. McNamara, Macy's Midwest chairman and chief executive officer, will remain with the company in a new role leading development of future Macy's reinvent strategies, reporting to Lundgren. Brian L. Keck, president and chief operating officer of Macy's Midwest, will remain in St. Louis to assist with the transition.

Following the consolidation, Macy's Central will continue to be led by Edwin J. Holman, chairman and chief executive officer, Andrew P. Pickman, president and chief merchandising officer, and Michael G. Krauter, vice chairman and director of stores. The consolidated Macy's Central division will incorporate 240 stores in 18 states with 2007 sales of approximately $5.3 billion.

All retail division chairmen, including Klein, Holman and Gennette, will continue to report to Kronick.

"Macy's, Inc. has benefited from exceptional leadership at the divisional level, and this will continue to be the case going forward across the company. Bob Mettler has been an exceptional and highly effective leader at Macy's West, and we are fortunate that he will remain with the company to provide additional leadership and strategy development, initially in the cosmetics business. Frank Guzzetta, Bob Soroka, Bill McNamara and Brian Keck are outstanding retailers who have been instrumental in the transition of the Macy's North and Macy's Midwest organizations after the acquisition of The May Department Stores Company in 2005," Lundgren said.

Gennette, 46, has been chairman and chief executive officer of Macy's Northwest since February 2006. For the previous two years, he served at Macy's Central in Atlanta as executive vice president and director of stores. Gennette was senior vice president/general merchandise manager for men's and children's at Macy's West in San Francisco from May 2001 to March 2004, and before that vice president/division merchandise manager for men's collections at Macy's West. Gennette joined Macy's West in 1983 as an executive trainee and held various merchant and store management positions in that division. During his career, Gennette also has served as a store manager for FAO Schwarz and regional vice president for Broadway Stores.

Guzzetta, 62, became chairman and chief executive officer of Macy's North in February 2006 after serving as president of Marshall Field's since January 2005. Previously, he was president and chief executive officer of May Company's Hecht's/Strawbridge's division since 2000. He joined Hecht's in 1988 as a divisional vice president and divisional merchandise manager before being promoted to senior vice president and general merchandise manager and, later, executive vice president of merchandising.  Prior to joining May, he worked in retailing for 11 years at Woodward & Lothrop.

Hanson, 49, joined Macy's North as vice chairman in July 2006. A 25-year Macy's, Inc. veteran, she joined the company in 1983 and held positions of increasing responsibility at the Corporate Office and at The FACS Group (now Macy's Credit and Customer Services). She joined FACS in 1991 as group manager for planning and receivables before being promoted to senior vice president in 1997 and president of credit services in 2000. She was named president of FACS in 2002.

Harrison, 44, has been president and chief operating officer of Macy's Northwest since February 2006. Previously, he was chairman of Robinsons-May in Los Angeles since October 2004, having previously served as that division's senior vice president and chief financial officer since June 2002, as well as the senior vice president for finance of the Meier & Frank division before it was merged with Robinsons-May. Harrison began his career at May Company's Kaufmann's division in 1986 as an accounting analyst and served in positions of increasing responsibility before becoming vice president and controller of Kaufmann's.

            Keck, 55, was named president and chief operating officer of Macy's Midwest in October 2005. He began his career with May Company in 1986 as divisional vice president and director of recruitment and placement for Famous-Barr in St. Louis. In 1987, he was named senior vice president of human resources at May Centers, May's former shopping center development division. In 1989, he was named senior vice president for human resources for the Meier & Frank division in Portland, OR, and was named to a similar position in 1992 at Filene's in Boston. In 1997, Keck was named chairman of the Meier & Frank division, and in 2000 was selected to head the corporation's human resources organization.

            McNamara, 57, was named chairman and chief executive officer of Macy's Midwest in October 2005. He began his retailing career in 1972 as an executive trainee at Filene's in Boston. He served in a variety of executive and buying positions until 1986, when he was named senior vice president and general merchandise manager at Filene's. In 1995, McNamara was named senior vice president and general merchandising manager at May Merchandising Company in St. Louis. In 1997, McNamara was named president and chief executive officer of Famous-Barr, and in 1998 became president of May Merchandising Company. He became the corporation's vice chairman in 2000.

Mettler, 67, was named chairman and chief executive officer of Macy's West in June 2002 after having served as the division's president and chief operating officer since 2000. Mettler began his retail career in 1962 as an executive trainee at Jordan Marsh in Boston, then a division of Allied Stores Corporation. Mettler stayed with Allied until 1986, having risen through the merchandising ranks at Jordan Marsh before being named president and chief executive officer of Joske's San Antonio in 1980, and chief executive officer of Joske's of Texas in 1984. Two years later, he joined the May Company as president and chief executive officer of its L.S.Ayres division before being named to that post at Robinson's in California in 1987. He joined Sears in 1993 as president for apparel and home fashions, and rose to become president of merchandising for full-line Sears stores.

Soroka, 56, became president and chief operating officer of Macy's North in February 2006 after serving as chairman of Marshall Field's since October 2004. Previously, he was chairman of Robinsons-May in Los Angeles and, before that, the division's senior vice president/chief financial officer. Soroka joined May in 1970 at O'Neil's, May Company's former department store division headquartered in Akron, Ohio. From 1983 through 1990 he held increasingly responsible financial and credit positions at three additional May department store divisions.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2007 sales of $26.3 billion. The company operates more than 850 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com, bloomingdales.com and Bloomingdale's By Mail. Prior to June 1, 2007, Macy's, Inc. was known as Federated Department Stores, Inc.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates, competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom)